Exhibit 99.1

TELETECH ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

First Quarter 2014 Results

Revenue Increases 4.8 Percent to $302.2 Million (10.1 Percent to $315.9 Million Non-GAAP);

Operating Income grew 5.9 Percent to $24.4 Million, 8.1 Percent of Revenue (9.1 Percent Non-GAAP);

Fully Diluted EPS was 40 Cents (42 Cents Non-GAAP)

Signs $105 million in New Business;

Reaffirms Outlook for Full Year 2014 Revenue and Operating Income

Denver, Colo., May 5, 2014 — TeleTech Holdings, Inc. (or “Company”), NASDAQ: TTEC, a leading global provider of analytics-driven, technology-enabled customer engagement solutions, today announced financial results for the first quarter ended March 31, 2014. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the quarter ended March 31, 2014.

“2014 is off to a strong start with measurable progress achieved on multiple fronts. We are pleased with the growth in revenue, profitability and bookings year-over-year,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “The diversity of our platform enables clients to successfully design and deliver experiences that build loyal and more profitable relationships with their most valuable asset — their customers. This focus on true customer engagement is the cornerstone of our strategy and will continue to power our growth in the months and years to come,” continued Tuchman.

FIRST QUARTER 2014 FINANCIAL HIGHLIGHTS

Revenue

•                  First quarter 2014 GAAP revenue was $302.2 million compared to $288.4 million in the first quarter of 2013.

•                  On a constant currency Non-GAAP basis, first quarter 2014 revenue was $315.9 million. This represents a 10.1 percent growth rate over the prior year period, of which 83 percent was organic.

EBITDA

•                  Non-GAAP EBITDA increased 24.6 percent to $45.0 million, or 14.2 percent of adjusted revenue. This compares to $36.1 million or 12.6 percent of revenue in the year—ago quarter.

Investor Contact Paul Miller 303.397.8641	Media Contact Marcela Velez 303.397.8276

Income from Operations

•                  First quarter 2014 GAAP income from operations was $24.4 million or 8.1 percent of revenue compared to $23.0 million or 8.0 percent of revenue in the first quarter of 2013.

•                  On a constant currency basis and adjusted for $0.5 million in restructuring charges, income from operations increased to $28.7 million, representing 9.1 percent of adjusted revenue versus 8.3 percent in the year-ago quarter.

Earnings Per Share

•                  First quarter 2014 GAAP fully diluted earnings per share attributable to TeleTech shareholders increased to $0.40 from $0.34 for the same period last year.

•                  Non-GAAP fully diluted earnings per share increased approximately 30 percent to $0.42 from $0.32 in the prior year period.

Bookings

•                  During the first quarter 2014, TeleTech signed an estimated $105 million in annualized revenue from new and expanded client relationships. The bookings mix was well diversified across all verticals with approximately 97 percent from existing clients, 54 percent in recurring revenue, 45 percent from emerging businesses and 41 percent from international clients.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, STRATEGIC ACQUISITIONS, AND INVESTMENTS

•                  As of March 31, 2014, TeleTech had cash and cash equivalents of $120.4 million and $108.4 million of total debt, resulting in a net cash position of $12.0 million.

•                  As of March 31, 2014, TeleTech had $596.5 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the first quarter 2014 was $13.5 million compared to $6.5 million in the first quarter 2013.

•                  Capital expenditures in the first quarter 2014 were $15.1 million compared to $4.1 million in the first quarter 2013.

•                  TeleTech repurchased approximately 887,400 shares of common stock during the first quarter 2014 for a cost of $20.5 million. As of March 31, 2014, $23.4 million was authorized for future share repurchases.

SEGMENT REPORTING

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  In the first quarter 2014, the CMS segment revenue was $227.9 million, representing an increase of 2.4 percent from $222.6 million in the year-ago quarter. On a constant currency basis, revenue increased 9.2 percent to $240.8 million.

•                  Operating income was $20.8 million or 9.1 percent of revenue compared to $20.7 million or 9.3 percent in the year-ago quarter. Adjusted operating income margin was 10.4 percent reflecting $3.6 million of foreign currency translation and $0.5 million of restructuring charges. This compares to 9.5 percent in the year-ago period.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS first quarter 2014 revenue increased 26.5 percent to $28.9 million compared to $22.9 million in the year-ago quarter. Income from operations was $1.8 million or 6.1 percent versus $1.3 million or 5.6 percent.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS first quarter 2014 revenue was $32.8 million compared to $33.6 million in the year-ago quarter. Income from operations was $0.3 million or 0.9 percent compared to $2.9 million or 8.6 percent in the year-ago quarter.

Customer Strategy Services (CSS) — Customer Experience Strategy and Analytics-driven Solutions

•                  CSS first quarter 2014 revenue increased 34.5 percent to $12.6 million from $9.4 million in the year-ago quarter. Income from operations increased to $1.5 million or 11.5 percent of revenue from a loss of $1.9 million in the same period last year.

BUSINESS OUTLOOK

“We delivered strong results in the first quarter of 2014,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “Not only is our revenue growing in more value-driven, outcome-based offerings, we are demonstrating greater consistency in our overall financial performance. We are committed to our strategy and planned incremental investments, and remain confident in our 2014 outlook,” continued Paolillo.

TeleTech reaffirms its previous 2014 guidance as follows:

Revenue — Year-over-year revenue growth estimated between four and six percent from $1.240 to $1.260 billion, reflecting an expected two percent adverse impact from foreign exchange translation.

Operating Margin — Operating margin range estimated between 8.75 and 9.0 percent (before asset impairment, restructuring or acquisition-related charges), but including an incremental $12 to $14 million investment in sales, and research and development.

Capital Expenditures - Range between $55 and $65 million with 70 percent expected for growth initiatives.

SEC FILINGS

The Company’s filings with the U.S. Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on May 6, 2014 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of analytics-driven, technology-enabled services that puts customer engagement at the core of business success. The Company offers an integrated platform that combines analytics, strategy, process, systems integration, technology and operations to simplify the delivery of the customer experience for Global 1000 clients and their customers. This holistic multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability and growth. From strategic consulting to operational execution, TeleTech’s 41,000 employees speaking over 50 languages deliver results for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2014	2013

Revenue	$302,221	$288,383

Operating Expenses:
Cost of services	213,787	208,232
Selling, general and administrative	50,367	45,747
Depreciation and amortization	13,170	10,555
Restructuring charges, net	540	851
Impairment losses	—	—
Total operating expenses	277,864	265,385

Income From Operations	24,357	22,998

Other income (expense)	(178)	(2,004)

Income Before Income Taxes	24,179	20,994

(Provision for) benefit from income taxes	(2,876)	(2,391)

Net Income	21,303	18,603

Net income attributable to noncontrolling interest	(1,085)	(642)

Net Income Attributable to TeleTech Stockholders	$20,218	$17,961

Net Income Per Share Attributable to TeleTech Stockholders
Basic
	$0.40	$0.34
Diluted
	$0.40	$0.34

Income From Operations Margin	8.1%	8.0%
Net Income Attributable to TeleTech Stockholders Margin	6.7%	6.2%
Effective Tax Rate	11.9%	11.4%

Weighted Average Shares Outstanding
Basic	50,045	52,347
Diluted	50,973	53,217

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2014	2013

Revenue:
Customer Management Services	$227,924	$222,582
Customer Growth Services	28,905	22,856
Customer Technology Services	32,776	33,562
Customer Strategy Services	12,616	9,383
Total	$302,221	$288,383

Income From Operations:
Customer Management Services	$20,823	$20,731
Customer Growth Services	1,770	1,276
Customer Technology Services	311	2,898
Customer Strategy Services	1,453	(1,907)
Total	$24,357	$22,998

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$120,377	$158,017
Accounts receivable, net	249,351	236,099
Other current assets	79,633	75,435
Total current assets	449,361	469,551

Property and equipment, net	132,789	126,719
Other assets	249,790	246,072

Total assets	$831,940	$842,342

LIABILITIES AND EQUITY
Total current liabilities	$188,220	$190,787
Other long-term liabilities	171,942	175,564
Mandatorily redeemable noncontrolling interest	2,462	2,509
Total equity	469,316	473,482

Total liabilities and equity	$831,940	$842,342

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended
	March 31,
	2014	2013

Reconciliation of Revenue:

Revenue	$302,221	$288,383
Changes due to foreign currency fluctuations	13,653	(1,592)
Non-GAAP Revenue	$315,874	$286,791

Reconciliation of Gross Margin:

Non-GAAP Revenue	$315,874	$286,791
Cost of services	213,787	208,232
Adjustments related to Non-GAAP revenue adjustments	9,818	(1,547)
Non-GAAP Gross margin	$92,269	$80,106

NON-GAAP Gross margin percentage	29.2%	27.9%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$20,218	$17,961
Interest income	(511)	(669)
Interest expense	1,690	1,865
Provision for (benefit from) income taxes	2,876	2,391
EBIT	$24,273	$21,548

Depreciation and amortization	13,170	10,555

EBITDA	$37,443	$32,103

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$21,303	$18,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,170	10,555
Other	(20,936)	(22,664)
Net cash provided by operating activities	13,537	6,494

Less - Total Capital Expenditures	15,095	4,105

Free Cash Flow	$(1,558)	$2,389

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$24,357	$22,998
Restructuring charges, net	540	851
Net effect of foreign currency fluctuations	3,835	(45)

Non-GAAP Income from Operations	$28,732	$23,804

Non-GAAP Income from Operations Margin	9.1%	8.3%

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended
	March 31,
	2014	2013

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$20,218	$17,961
Add: Asset impairment and restructuring charges, net of related taxes	347	589
Add: Net effect of foreign currency fluctuations, net of related taxes	2,715	(39)
Add: Changes in valuation allowance and returns to provision adjustments	(1,973)	(1,278)

Non-GAAP Net Income Attributable to TeleTech stockholders	$21,307	$17,233

Diluted shares outstanding	50,973	53,217

Non-GAAP EPS Attributable to TeleTech stockholders	$0.42	$0.32

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$20,218	$17,961
Interest income	(511)	(669)
Interest expense	1,690	1,865
Provision for (benefit from) income taxes	2,876	2,391
Depreciation and amortization	13,170	10,555
Asset impairment and restructuring charges	540	851
Net effect of foreign currency fluctuations	3,835	(45)
Equity-based compensation expenses	3,160	3,191

Non-GAAP EBITDA	$44,978	$36,100